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                                                                     EXHIBIT 1.1


                               5,500,000 Shares

                   AMERICAN GENERAL HOSPITALITY CORPORATION

                                 Common Stock

                        FORM OF UNDERWRITING AGREEMENT
                        ------------------------------

                                                              February    , 1997

SMITH BARNEY INC.
LEGG MASON WOOD WALKER, INCORPORATED
MONTGOMERY SECURITIES
PRUDENTIAL SECURITIES INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, INC.

     As Representatives of the Several Underwriters

c/o  SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York 10013

Dear Sirs:

     American General Hospitality Corporation, a Maryland corporation (the "Company"), proposes to issue and sell an aggregate of 5,500,000 shares (the "Firm Shares") of its common stock, $0.01 par value per share (the "Common Stock"), to you and to the other Underwriters named in Schedule I hereto
                                                       ----------
(collectively, the "Underwriters") for whom you are acting as representatives (the "Representatives"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 825,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares," and the offering of the Shares pursuant to this Agreement is referred to herein as the "Offering."

     Upon consummation of the transactions contemplated hereby and application of the net proceeds from the sale of the Firm Shares, the Company, through its wholly-owned subsidiaries, AGH GP, Inc. ("AGH GP") and AGH LP, Inc. ("AGH LP") will own an approximately 1.0% general partnership interest and an approximately 86.9% limited partnership interest in American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (together with its subsidiary partnerships and limited liability companies, the "Operating Partnership"). The Operating Partnership currently owns 16 hotels as described in the Prospectus (as defined below) (the "Current Hotels"). Thirteen of the Current Hotels (the "Initial Hotels") were acquired in connection with the Company's initial public offering of Common Stock in July 1996 (the "IPO"), and the remaining three Current Hotels (the "Acquired Hotels") were acquired
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subsequent to, and not in connection with, the IPO.  The Operating Partnership has entered into agreements (the "Purchase Agreements"), as described in the Prospectus, to acquire four additional hotels (the "Proposed Acquisition Hotels"). The Current Hotels, the Acquired Hotels and the Proposed Acquisition Hotels are sometimes referred to collectively herein as the "Hotels". The Operating Partnership leases the Current Hotels to AGH Leasing, L.P. (the "Lessee"), pursuant to separate participating leases (the "Leases"). The Operating Partnership will lease the Proposed Acquisition Hotels to the Lessee pursuant to leases (the "Proposed Leases") that, except for their economic terms, will be substantially similar to the Leases. The Current Hotels are operated by American General Hospitality, Inc. ("AGHI"), pursuant to separate management agreements between AGHI and the Lessee (the "Management Agreements"). Three of the Proposed Acquisition Hotels are expected to be operated by AGHI pursuant to management agreements between AGHI and the Lessee (the "Proposed AGHI Management Agreements") substantially similar to the Management Agreements. The Four Points by Sheraton-Marietta, Georgia hotel is expected to be operated by Wyndham Hotel Corporation or a subsidiary thereof ("Wyndham") pursuant to a management agreement (the "Proposed Wyndham Management Agreement" and, collectively with the Proposed Leases and the Proposed AGHI Management Agreements, the "Proposed Operative Documents") to be entered into between the Lessee and Wyndham.

     The Company and the Operating Partnership wish to confirm as follows their agreements with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

     1.  Registration Statement and Prospectus.  The Company has prepared and
         -------------------------------------
filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-11 under the Act No. 333-19585 (the "Initial Registration Statement"), including a prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means the Initial Registration Statement (including all financial schedules and exhibits), as amended at the time it becomes effective, and any registration statement filed with the Commission pursuant to Rule 462(b) under the Act (the "Rule 462(b) Registration Statement") or, if the Initial Registration Statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Initial Registration Statement or a Rule 462(b) Registration Statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the Initial Registration Statement or the Rule 462(b) Registration Statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means (X) if the Company relies on Rule 434 under the Act, the Term Sheet (as defined below) relating to the Shares that is first filed pursuant to Rule 424(b)(7) under the Act together with the Prepricing Prospectus (as defined below) identified therein that such Term Sheet supplements, or (Y) if the Company does not rely on Rule 434 under the Act, the prospectus in the form included in the Registration Statement, or, if the prospectus included in

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the Registration Statement omits information in reliance on Rule 430A under the
Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the Initial Registration Statement at the time of the initial filing of such registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. The term "Term Sheet" means any term sheet that satisfies the requirements of Rules 434 and 424(b) under the Act. Any reference in this Agreement to the "date" of a Prospectus that includes a Term Sheet means the date of such Term Sheet. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Prospectus.

     2.  Agreements to Sell and Purchase.  The Company hereby agrees, subject to
         -------------------------------
all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company, AGH GP, AGH LP and the Operating Partnership herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at
a purchase price of $          per Share (the "purchase price per share"), the
number of Firm Shares set forth opposite the name of such Underwriter in

Schedule I hereto (or such number of Firm Shares increased as set forth in
----------
Section 10 hereof).

     The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company, AGH GP, AGH LP and the Operating Partnership herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option"), which may be exercised at any time and from time to time prior to 9:00 p.m., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 825,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased
                    ----------
as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

     3.  Terms of Public Offering.  The Company has been advised by you that the
         ------------------------
Underwriters propose to make a public offering of their respective portions of the Shares as soon

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after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

     4.  Delivery of the Shares and Payment Therefor.  Delivery to the
         -------------------------------------------
Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, at 10:00
a.m., New York City time, on February    , 1997 (the "Closing Date").  The place
of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

     Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

     Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 a.m., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to the Company.

     5.  Agreements of the Company and the Operating Partnership.  The Company
         -------------------------------------------------------
and the Operating Partnership jointly and severally agree with the several Underwriters as follows:

     (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

     (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Initial Registration Statement, any Rule 462(b) Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the

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Commission of any stop order suspending the effectiveness of the Initial
Registration Statement or any Rule 462(b) Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (h) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

     (c) The Company will furnish to you, without charge, five signed copies of the Initial Registration Statement and of each amendment thereto, including financial statements and all exhibits thereto, and any Rule 462(b) Registration Statement and will also furnish to you, without charge, such number of conformed copies of the Initial Registration Statement and of each amendment thereto, but without exhibits, and any Rule 462(b) Registration Statement as you may reasonably request.

     (d) The Company will not (i) file any amendment to the Registration Statement or any Rule 462(b) Registration Statement or make any amendment or supplement to the Prospectus or the Term Sheet of which you shall not previously have been advised or to which, within one business day following your receipt of a copy of the document proposed to be filed, you shall reasonably object after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

     (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky or real estate syndication laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

     (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter

                                       5
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or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky or real estate syndication laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

     (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky or real estate syndication laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

     (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

     (i) During the period of five years hereafter, the Company will furnish to you (i) concurrently with mailing or filing, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request, which information you will treat confidentially unless the Company has publicly disclosed such information.

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     (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

     (k) The Company will apply the net proceeds from the sale of the Shares in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus.

     (l) If Rule 430A of the Act is employed, the Company will timely file with the Commission the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

     (m) If Rule 434 of the Act is employed, the Company will timely file with the Commission a Term Sheet relating to the Shares, which shall identify the Prepricing Prospectus that it supplements, containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act.

     (n) If Rule 462(b) of the Act is employed, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of (i) 10:00 p.m. New York City time on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

     (o) Except as provided in this Agreement, the Company will not sell, offer to sell, solicit an offer to buy, contract to sell, or otherwise transfer or dispose of shares of any Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) until July 25, 1997, without the prior written consent of Smith Barney Inc.; provided, however, that the foregoing shall not prohibit (i) the Company from granting options or restricted shares of Common Stock to certain officers, employees and directors of the Company and its affiliates under the Company's 1996 Incentive Plan or its Non-Employee Directors' Incentive Plan or the issuance of shares of Common Stock upon exercise of any options granted under such plans, (ii) the Company or the Operating Partnership from issuing Common Stock, OP Units or other securities exchangeable for Common Stock that are issued in connection with the acquisition of a hotel property, or (iii) the Company or the Operating Partnership from issuing Common Stock or OP Units pursuant to the Master Alliance Agreement, dated as of January 9, 1997, among the Company, the Operating Partnership, WHC Franchise Corporation and WHC Development Corporation.

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

     (p) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

     (q) The Company will cause the Shares to be listed, subject to notice of issuance, on the New York Stock Exchange concurrently with the effectiveness of the registration statement.

     (r) The Company qualifies, and intends to make an election to be taxed, commencing with the fiscal year ended December 31, 1996, as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code").

     (s) The Company and the Operating Partnership in good faith will enforce the terms of any agreements with the Lessee or any parties affiliated with the Lessee.

     6.  Representations and Warranties of the Company, AGH GP, AGH LP and the
         ---------------------------------------------------------------------
Operating Partnership.  The Company, AGH GP, AGH LP and the Operating
---------------------
Partnership, jointly and severally, represent and warrant to each Underwriter that:

     (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction.

     (b) The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus or any Term Sheet that is a part thereof and any supplement or amendment thereto when filed with the Commission under Rule 424(b) or Rule 434 under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in the registration statement or the prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

     (c) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus. Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. As of the Closing Date, the Company will have reserved a sufficient number of shares of Common Stock for issuance upon (i) the exchange of OP Units held by certain continuing investors that acquired OP Units in connection with the formation of the Company, and (ii) the exercise of options for up to 950,000 shares of Common Stock to be issued under the Company's stock option plans.

     (d) Each of the Company, the Operating Partnership, the Subsidiaries (as defined herein), the Lessee, and AGHI (each such entity, a "Relevant Party") is a corporation, limited partnership, general partnership or limited liability company duly organized or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each such entity has or will have full corporate, partnership or limited liability company power and authority to own, lease and operate its properties and the Proposed Acquisition Hotels, to conduct its business and to enter into this Agreement, the Purchase Agreements and each Operative Document (as defined herein) to which it is a party. Each such entity is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification.

     (e) (i) All of the outstanding OP Units of the Operating Partnership, and shares of capital stock, partnership interests or membership interests in each of the other Subsidiaries, the Lessee and AGHI have been validly issued or created under the agreements forming the Operating Partnership, the other Subsidiaries, the Lessee and AGHI and are owned or held by the persons in the percentage amounts set forth and in the manner described in the Prospectus, and
(ii) the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, and the organizational or formation documents of the other Subsidiaries, the Lessee and AGHI are in full force and effect. None of the Subsidiaries (other than the Operating Partnership) has issued any ownership interests since the closing of the IPO. AGH GP is the sole general partner of the Operating Partnership and owns a 1% general partnership interest in the Operating Partnership. Upon completion of the Offering, AGH LP will own an approximate 86.9% limited partnership interest in the Operating Partnership. AGHL GP, Inc. is the sole general partner of the Lessee. Except as described in the Registration Statement and the Prospectus (or any amendment or supplement thereto), there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any equity interests in the Operating Partnership, or any membership or equity interests in the other Subsidiaries, the Lessee or AGHI or any security convertible into, or exchangeable or exercisable for, any such interests in the Operating Partnership, the other Subsidiaries, the Lessee or AGHI.

     (f) The Company has no subsidiaries other than the entities listed on
Schedule 6(f) (the "Subsidiaries"). Other than its interests in the Subsidiaries, the Company does not own, directly or indirectly, securities of any corporation, partnership, joint venture, limited liability company, association or other business association.

     (g) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, any of the Subsidiaries, the Lessee, AGHI or any of their respective partners, directors or officers in their capacity as such, or to which any of the Hotels is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

     (h) Neither the Company, any of the Subsidiaries, the Lessee or AGHI is in violation of its certificate or articles of incorporation or by-laws, partnership agreement, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to such entities or of any decree of any court or governmental agency or body having jurisdiction over such entities, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which any such entity is a party or by which any of them or any of their respective properties may be bound.

     (i) Except as set forth in Schedule 6(i), neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement, the Purchase Agreements and the Operative Documents, nor the consummation of the transactions contemplated hereby or thereby by the Company, the Subsidiaries, the Lessee or AGHI, as applicable, (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, partnership agreement or other organizational documents, of any of such entities or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument to which any of such entities is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to any of such entities or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of such entities pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

     (j) The offers and sales of OP Units prior to the date hereof are exempt from the registration requirements of the Act and applicable state securities and Blue Sky laws. All offers and sales by the Company of Common Stock prior to the date hereof were either duly registered or exempt from the registration requirements of the Act and applicable state securities and Blue Sky laws.

     (k) The accountants, Coopers & Lybrand L.L.P., who have audited the financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), are independent public accountants as required by the Act.

     (l) The financial statements, together with related schedules and notes included in the Registration Statement or the Prospectus (and any amendment or supplement thereto), present fairly, in all material respects, the financial position, results of operations and changes in financial position of the Company, the Lessee, the AGH Predecessor Hotels, the Other Initial Hotels and the Days Inn Lake Buena Vista hotel at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the relevant entities; the pro forma financial statements of the Company and the Lessee included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission, and the pro forma adjustments have been made based upon management's reasonable good faith estimates of the pro forma adjustments and have been properly applied to the audited historical amounts in the compilation of such statements; no other financial statements, data or schedules are required by Form S-11, Regulation S-K, Regulation S-X or otherwise to be included in the Registration Statement.

     (m) The execution and delivery of, and the performance by the Company, AGH GP, AGH LP and the Operating Partnership of their respective obligations under, this Agreement have been duly and validly authorized by each of the Company, AGH GP, AGH LP and the Operating Partnership, and this Agreement has been duly executed and delivered by the Company, AGH GP, AGH LP and the Operating Partnership, and, assuming due authorization, execution and delivery by or on behalf of the Underwriters, constitutes the valid and legally binding agreement of each of the Company, AGH GP, AGH LP and the Operating Partnership, enforceable against the Company, AGH GP, AGH LP and the Operating Partnership in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the enforceability of creditors' rights and general principles of equity.

     (n) Each of the documents listed on Schedule 6(n) attached hereto
                                         -------------
(collectively, the "Operative Documents") has been, and each of the Proposed Operative Documents will be, duly authorized and executed by each Relevant Party thereto, and each Operative Document, assuming the due authorization, execution and delivery by the other party or parties thereto, constitutes, or, in the case of the Proposed Operative Documents, will constitute, a valid and binding agreement of the Relevant Parties thereto enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the enforceability of creditors' rights and general principles of equity.

     (o) Except as disclosed in the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

     (p) The Purchase Agreements have been duly authorized, executed and delivered by each of the Relevant Parties thereto and, to the knowledge of the Company, each of the other parties thereto. The Purchase Agreements give the Operating Partnership the right (subject only to customary closing deliveries and other closing conditions set forth therein), upon payment of the amounts provided in the Purchase Agreements, to acquire the Proposed Acquisition Hotels. Such Purchase Agreements and all deeds, assignments of leases, assignments of partnership interests and other documents delivered or to be delivered in connection therewith are legally sufficient to effect the sale to the Operating Partnership or the Company of all right, title and interest in and to the Proposed Acquisition Hotels upon payment of the amounts provided for in the Purchase Agreements. Upon the consummation of the transactions contemplated by the Purchase Agreements, the Operating Partnership or the Company (either directly or through a Subsidiary) will have good and marketable title in fee simple to each of the items of real property and good and marketable title to each of the items of personal property which are included in the Hotels, and valid and enforceable leasehold interests in each of the items of real and personal property which are included in the Hotels in each case free and clear of all liens, charges, encumbrances,claims, security interests, defects and restrictions, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a material adverse effect on the properties, business, financial condition or results of operations of the Company and the Subsidiaries. All leases pursuant to which the Operating Partnership leases or, in the case of the Proposed Acquisition Hotels, will lease, any items of real or personal property included in the Hotels, are valid, binding and enforceable leases. Such leases conform in all material respects to the description thereof set forth in the Registration Statement and no notice has been given or material claim asserted by anyone adverse to the rights of Company or, with respect to the Proposed Acquisition Hotels, the present owners thereof, under any of such leases or affecting the

Operating Partnership's or the present owner's rights to continued possession of any leased property.

     (q) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

     (r) (i) Each of the Company, the Operating Partnership, the other Subsidiaries, the Lessee and AGHI have all permits, licenses, franchises and authorizations of governmental and regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, (ii) each of the Company, the Operating Partnership, the other Subsidiaries, the Lessee and AGHI has fulfilled and performed all its material obligations with respect to such permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus, and (iii) except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company, the Operating Partnership, any of the other Subsidiaries, the Lessee or AGHI.

     (s) The Company, together with its Subsidiaries, maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (t) None of the Company, any of its Subsidiaries or any employee or agent of any of them, has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

     (u) The Company, each of the Subsidiaries, the Lessee and AGHI have filed all tax returns required to be filed, which returns are complete and correct in all material respects, and neither the Company, any Subsidiary, the Lessee or AGHI is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any taxes being contested in good faith by the applicable entity.

     (v) Except as described in the Prospectus, no person or entity has any right to require the registration of any shares of Common Stock or any other securities of the

Company because of the filing of the registration statement or sale of the Shares contemplated by this Agreement.

     (w) The Company and its Subsidiaries are organized and intend to operate in the manner described in the Registration Statement so that the Company will meet the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code and the rules and regulations thereunder as currently in effect, commencing with the year ended December 31, 1996. The Operating Partnership and each Subsidiary that is a partnership or a limited liability company will be treated as a partnership, and not as an association taxable as a corporation or a publicly traded partnership, for federal income tax purposes.

     (x) The Company, the Subsidiaries and the Lessee are not now and after the sale of the Shares to be sold hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," none of them will be, an "investment company", or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     (y) The Company, the Subsidiaries, the Lessee and AGHI are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company, nor any Subsidiary has any reason to believe that it will not be able to renew that coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole, the Lessee or AGHI except as described in or contemplated by the Prospectus.

     (z) The acquisition of the Proposed Acquisition Hotels, the leasing of the Proposed Acquisition Hotels by the Lessee, and the management of such Hotels by either AGHI or Wyndham, will, prior to the acquisition of such Hotels, be approved by each franchisor that is party to a franchise agreement or license (together with the franchise agreements and licenses to which the Current Hotels are subject, the "Franchise Agreements") with respect to the Proposed Acquisition Hotels (together with the franchisors that are party to the Franchise Agreements to which the Current Hotels are subject, the "Franchisors"), and the consummation of the acquisition and leasing of the Proposed Acquisition Hotels will not result in a material breach of any Franchise Agreement to which such Hotels are subject. Upon the consummation of the transactions contemplated by the Purchase Agreements, there will be no franchise agreements and/or licenses used in connection with the operation of the Hotels except for the Franchise Agreements with the Franchisors. The assignment of the Franchise Agreements or the entering into of new Franchise Agreements in connection with the transactions contemplated by the Purchase Agreements will, prior to the acquisition of such Hotels, be approved by each Franchisor that is party to such agreements and there are no requirements or duties on the part of any party and no understandings as to any required improvements or other expenditures in connection with the Proposed Acquisition Hotels in connection with such consents or the entering into of new Franchise Agreements except as set forth in the Prospectus. The Hotels are in material compliance with all of the terms of the Franchise Agreements. The Company has no reason to believe that it cannot complete the proposed renovations and repositionings of certain of the Hotels in the manner and at the cost described in the Prospectus or that the proposed new franchise licenses for certain of the Hotels will not be granted as contemplated by the Prospectus.

     (aa) The lenders under the Company's revolving line of credit (the "Line of Credit") have approved all of the transactions to be entered into in connection with the acquisition of the Proposed Acquisition Hotels, including, without limitation, the Proposed Wyndham Management Agreement.

     (ab) Except with respect to economic terms, the Leases with respect to the Acquired Hotels are, and the Proposed Leases will be, substantially similar to the Leases with respect to the Initial Hotels. The Management Agreements with respect to the Acquired Hotels are, and the Proposed AGHI Management Agreements will be, substantially similar to the Management Agreements with respect to the Initial Hotels.

     (ac) To the knowledge of the Company, no lessee, licensee or concessionaire of any portion of any of the Hotels is in default under any of the leases or licenses governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases or license, except such defaults that would not singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties, net worth, results of operations or prospects of the Company or its Subsidiaries taken as a whole. Other than payments set forth in the Purchase Agreements and payments in respect of any mortgage indebtedness assumed in connection therewith, none of the Company, any Subsidiaries nor the Lessee will be required to make any payments to, or on behalf of, any of the selling entities thereof or any other parties other than taxing authorities in connection with the acquisition of the Proposed Acquisition Hotels.

     (ad) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (ae) The Shares are duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

     (af) Neither the Company, any of its Subsidiaries, the Lessee or AGHI is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened. No general labor problem exists or, to the knowledge of the Company, is imminent with the employees of any of the Hotels, the Company, any of the Subsidiaries, the

Lessee or AGHI. All applicable notification requirements in connection with the Worker Adjustment and Retraining Notification Act ("WARN") have been or will be fulfilled in connection with the transfer of the Proposed Acquisition Hotels to the Operating Partnership.

     (ag) The Company, the Subsidiaries, the Lessee and AGHI have sufficient trademarks, trade names, patent rights, copyrights, licenses, trade secrets, approvals and governmental authorizations (the "Intangible Rights") necessary to conduct the business of the Current Hotels as now conducted and as proposed to be conducted as described in the Prospectus and, upon closing of the acquisition of the Proposed Acquisition Hotels, will have sufficient Intangible Rights necessary to conduct the business of the Proposed Acquisition Hotels as proposed to be conducted as described in the Prospectus; the expiration of any Intangible Rights other than the use of the franchise names pursuant to the Franchise Agreements would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties, net worth, results of operations or prospects of such entity; and the Company does not have any knowledge of any material infringement of any Intangible Right and there is no claim being made against the Company, any of the Subsidiaries, the Lessee or AGHI regarding any Intangible Right which could have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth, results of operations or prospects of any of the Company, any of the Subsidiaries, AGHI, the Lessee or any Current Hotel.

     (ah) The personal property (including, but not limited to, furniture, equipment, and towels) to be acquired in connection with the acquisition of the Proposed Acquisition Hotels is adequate to enable the Company, the Operating Partnership, AGHI and the Lessee, as applicable, to continue to conduct the business of the Proposed Acquisition Hotels in the manner in which such operations have normally been conducted by the present owners thereof and as proposed to be conducted as described in the Prospectus. The Company has provided the Representatives with a replacement schedule for such personal property (receipt of which the Representatives hereby acknowledge), which the Company reasonably believes is sufficient to permit the business of the Proposed Acquisition Hotels to continue to be conducted in the manner in which such business has been conducted by the present owners thereof, which will comply with the requirements of the Franchise Agreements and which will permit the Company to qualify as a real estate investment trust for federal income tax purposes.

     (ai) Except as described in the Prospectus, the mortgages and deeds of trust encumbering the Current Hotels (and, upon their acquisition, the Proposed Acquisition Hotels) will not be cross-defaulted or cross-collateralized with any other property not owned directly or indirectly by the Company or the Subsidiaries.

     (aj) Each of the Hotels, the Company, the Subsidiaries, the Lessee and AGHI, (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received, or will have received, upon consummation of the transactions contemplated by the Purchase Agreements, as the case may be, all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective business and (iii) is in material compliance with all terms and conditions of any such permit, license or approval.

     (ak) (i) Except as may be specifically disclosed in the "Phase I" environmental assessment reports referred to in the Prospectus (the "Environmental Reports"), the Company, the Subsidiaries, AGHI, the Lessee and, to the knowledge of the Company, the entities from which the Operating Partnership acquired the Current Hotels or from which the Operating Partnership proposes to acquire the Proposed Acquisition Hotels (the "Selling Entities"), have not at any time, and, to the knowledge of the Company, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Hotels. The Company, the Subsidiaries, the Lessee and AGHI do not intend to use the Hotels or any subsequently acquired properties for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for such Hazardous Materials as may be customarily required in hotel operations, stored and used in the quantities customary for such uses and in compliance with applicable Environmental Laws.

               (ii) Except as disclosed in the Environmental Reports, to the knowledge of the Company, there has been no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to the Hotels or onto lands from which such hazardous or toxic waste of substances might seep, flow or drain into such waters.

               (iii) Except as disclosed in the Environmental Reports, neither the Company, any Subsidiary, the Lessee or AGHI has received notice of any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to hazardous or toxic waste or substances on or originating from the Hotels or arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law.

               (iv) No environmental engineering firm which prepared the Environmental Reports (or amendments thereto) or physical condition (engineering) reports with respect to the Acquired Hotels or the Proposed Acquisition Hotels was employed for such purpose on a contingent basis or has any substantial interest in the Company, the Subsidiaries, any of the Selling Entities, AGHI or the Lessee.

               As used herein, "Hazardous Materials" shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, Environmental Laws, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA"), the
                                               -------
     Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.
     -------
     Section 9601, et seq.) and in the regulations adopted and publications
                   -------
     promulgated pursuant to each of the foregoing or by any Federal, state or local governmental authority having or claiming jurisdiction over the Hotels as described in the Prospectus.

          (al) To the knowledge of the Company, all physical condition (engineering) reports obtained for the Acquired Hotels and the Proposed Acquisition Hotels are materially true and correct. The Operating Partnership will set aside annually, as a cash reserve account for capital expenditures and replacement and refurbishment of furniture, fixtures and equipment, an amount equal to 4.0% of total hotel revenues for each of the Current Hotels and, upon their acquisition by the Operating Partnership, the Proposed Acquisition Hotels. Other than as described in the Prospectus, neither the Company, any of the Subsidiaries, the Lessee nor AGHI is aware of any material capital expenditures (other than expenditures for maintenance in the ordinary course of business) which will be required in connection with any of the Hotels prior to the fifth anniversary of this Agreement.

          (am) The assets of the Company and the Subsidiaries do not constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (an) The statements set forth in the Prospectus under the caption "Federal Income Tax Considerations," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

          (ao) The Company has complied with all provisions of Florida Statutes,
(S) 517.075 relating to issuers doing business with Cuba.

          Any certificate signed by any officer of the Company, AGH GP, AGH LP, the Operating Partnership, any Subsidiary, the Lessee or AGHI on behalf of any of such entities and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby.

     7.   Indemnification and Contribution.  (a) The Company, AGH GP, AGH LP and
          --------------------------------
the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each of you and each other Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending within the time required by the Act. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, AGH GP, AGH LP or the Operating Partnership, such Underwriter or such controlling person shall promptly notify in writing the Company, AGH GP, AGH LP or the Operating Partnership, and the Company, AGH GP, AGH LP or the Operating Partnership shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless
(i) the Company, AGH GP, AGH LP and the Operating Partnership have agreed in writing to pay such fees and expenses, (ii) the Company, AGH GP, AGH LP and the Operating Partnership have failed to assume the defense and employ counsel, or
(iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company, AGH GP, AGH LP or the Operating Partnership and such Underwriter or such controlling person shall have been advised in writing by its counsel that representation of such indemnified party and the Company, AGH GP, AGH LP or the Operating Partnership by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company, AGH GP, AGH LP and the Operating Partnership shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). In any event, it is understood, however, that the Company, AGH GP, AGH LP and the Operating Partnership shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company, AGH GP, AGH LP or the Operating Partnership shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company, AGH GP, AGH LP and the Operating Partnership agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Operating Partnership, AGH GP and AGH LP and their respective directors and officers who sign the Registration Statement, and any person who controls the Company, the Operating Partnership, AGH GP or AGH LP within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company, AGH GP, AGH LP and the Operating Partnership to each Underwriter, but only with respect to losses, claims, damages,liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact set forth in the information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, AGH GP, AGH LP or the Operating Partnership, or any of their respective directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company, AGH GP, AGH LP and the Operating Partnership by paragraph (b) above (except that if the Company, AGH GP, AGH LP or the Operating Partnership shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, AGH GP, AGH LP and the Operating Partnership, their respective directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, AGH GP, AGH LP and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, AGH GP, AGH LP and the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, AGH GP, AGH LP and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company, AGH GP, AGH LP and the Operating Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, AGH GP, AGH LP and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, AGH GP, AGH LP and the Operating Partnership on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company, AGH GP, AGH LP, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such
                                                 ----------
numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint. For purposes of this Section 7(e), each person, if any, who controls a party to this Agreement within the meaning of the Act, shall have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement shall have the same rights to contributions as the Company.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company, AGH GP, AGH LP and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company, AGH GP, AGH LP and the Operating Partnership, their respective directors or officers, or any person controlling the Company, AGH GP, AGH LP or the Operating Partnership,
(ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, AGH GP, AGH LP and the Operating Partnership, their respective directors or officers, or any person controlling the Company, AGH GP, AGH LP and the Operating Partnership, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 7.

     8.   Conditions of Underwriters' Obligations.  The several obligations of
          ---------------------------------------
the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Initial Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Initial Registration Statement or such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you; and, if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement; all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; if required, the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

          (b) Subsequent to the effectiveness of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the

Company and the Subsidiaries taken as a whole not contemplated by the Prospectus, which in your reasonable opinion, as Representatives of the several Underwriters, would materially, adversely affect the market for the Shares, or
(ii) any event or development relating to or involving the Company or any officer or director of the Company, which makes any statement made in the Prospectus untrue or which, in the reasonable opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your reasonable opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Shares.

          (c) You shall have received on the Closing Date, opinions of Battle Fowler, LLP, counsel for the Company, the Subsidiaries, the Lessee and AGHI, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, in the form set forth on Exhibit 8(c) attached hereto.

          In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of New York, provided that (1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon, and a copy of each such opinion is delivered to the Representatives and is, in form and substance, satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon. In addition, in rendering the foregoing opinion, such counsel may rely, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Operating Partnership, the Lessee, AGH GP, AGH LP and AGHI and certificates or other written statements of officers or departments of various jurisdictions having custody of documents respecting the existence or good standing of the Company, the Operating Partnership, the Lessee, AGH GP, AGH LP and AGHI, provided that copies of all such opinions, statements or certificates shall be delivered to Underwriters' counsel.

          (d) You shall have received on the Closing Date an opinion of Coopers & Lybrand L.L.P., special tax advisor to the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, satisfactory in form and substance to counsel for the Underwriters, to the effect that the discussion contained in the Prospectus under the caption "Federal Income Tax Considerations - Other Tax Considerations" fairly summarizes the Texas state tax considerations that are material to a holder of Shares.

          (e) You shall have received on the Closing Date an opinion of Hunton & Williams, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement and such other related matters as you may request.

          (f) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date, from Coopers & Lybrand L.L.P., independent certified public accountants, substantially in the forms heretofore approved by you and a copy of the segmentation analysis of such accountants with respect to the bases of the personal property and real property leased or to be leased by the Operating Partnership to the Lessee in connection with the Acquired Hotels and the Proposed Acquisition Hotels.

          (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Proposed Acquisition Hotels or the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company, the Operating Partnership, AGH LP and AGH GP contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company, AGH GP and AGH LP (or such other officers as are acceptable to you), to the effect set forth in this Section 8(g) and in Section 8(h).

          (h) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (i) The Shares shall have been listed or approved for listing, subject to notice of issuance, on the New York Stock Exchange.

          (j) The Company, AGH GP, AGH LP, the Operating Partnership, the Lessee and AGHI shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as you shall have reasonably requested.

          (k) All actions necessary to permit the Company to increase its borrowing limit under the Line of Credit, as described in the Prospectus, shall have been taken.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel in your reasonable discretion.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (g) shall be dated the Option Closing Date and the opinions and letters called for by paragraphs (c), (d), (e) and (f) shall be revised to reflect the sale of Additional Shares.

          9.   Expenses.  The Company agrees to pay the following costs and
               --------
expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), any Rule 462(b) Registration Statement, each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

          10.  Effective Date of Agreement.  This Agreement shall become
               ---------------------------
effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

          If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Firm Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the
                                           ----------
aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Firm Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase, in each case upon the terms set forth in this Agreement. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Firm Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in

Schedule I hereto who, with your approval and the approval of the Company,
----------
purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

     Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed within 24 hours by letter.

     11.  Termination of Agreement.  This Agreement shall be subject to
          ------------------------
termination in your absolute discretion, without liability on the part of any Underwriter, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in the Common Stock shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York or Texas shall have been declared by either federal or state authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     12.  Information Furnished by the Underwriters.  The Company and the
          -----------------------------------------
Operating Partnership acknowledge that the statements set forth in the last paragraph on the cover page, the names of the Underwriters appearing on the cover page and the back cover page of the Prospectus, the legend with respect to stabilization and overallotments on the first page of the Prospectus Table of Contents, the list of Underwriters and their respective allotments appearing under the caption "Underwriting" in the Prospectus and the statements in the first and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Section 7 hereof.

     13.  Miscellaneous.  Except as otherwise provided in Sections 6, 11 and 12
          -------------
hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, AGH GP, AGH LP or the Operating Partnership, at the office of the Company at 3860 West Northwest Highway, Suite 300, Dallas, Texas 75220, Attention: Steven D. Jorns, Chairman, Chief Executive Officer and President; or (ii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, the Operating Partnership, AGH GP and AGH LP and their respective directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

     14.  Applicable Law; Counterparts.  This Agreement shall be governed by and
          ----------------------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement between the Company, AGH GP, AGH LP and the Operating Partnership and the several Underwriters.


                              Very truly yours,

                              AMERICAN GENERAL HOSPITALITY CORPORATION


                              By
                                 -------------------------------------------
                              Steven D. Jorns
                              Chairman of the Board,
                              Chief Executive Officer and President

                              AMERICAN GENERAL HOSPITALITY
                              OPERATING PARTNERSHIP, L.P.

                              By  AGH GP, INC.,
                              as general partner


                              By
                                 --------------------------------------------
                              Name:
                              Title:

                              AGH GP, INC.



                              By
                                 --------------------------------------------
                              Name:
                              Title:

                              AGH LP, INC.



                              By
                                 --------------------------------------------
                              Name:
                              Title:

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
                      ----------
hereto.

SMITH BARNEY INC.
LEGG MASON WOOD WALKER, INCORPORATED
MONTGOMERY SECURITIES
PRUDENTIAL SECURITIES INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, INC.
As Representatives of the Several Underwriters

By SMITH BARNEY INC.


By
   --------------------------------------------
    Managing Director

                                   SCHEDULE I



                                                                      Number of
Underwriter                                                          Firm Shares
-----------                                                          -----------

Smith Barney Inc.
Legg Mason Wood Walker, Incorporated
Montgomery Securities
Prudential Securities Incorporated
The Robinson-Humphrey Company, Inc.















                                                                       _________
                                            Total . . . . . . . . . .  5,500,000
                                                                       =========

                                 SCHEDULE 6(f)


                                  SUBSIDIARIES


                                              State or Other Jurisdiction
                                                  of Incorporation or
Subsidiary                                    Organization/Type of Entity

AGH GP, Inc.                                       Nevada/Corporation
AGH LP, Inc.                                       Nevada/Corporation
American General Hospitality Operating        Delaware/Limited Partnership
 Partnership, L.P.
AGH UPREIT LLC                             Delaware/Limited Liability Company
AGH SECAUCUS LLC                           Delaware/Limited Liability Company
AGH DFW South LLC                          Delaware/Limited Liability Company
2929 Williams Limited Liability Company    Delaware/Limited Liability Company
3100 Glendale Joint Venture                     Ohio/General Partnership
MDV Limited Partnership                        Texas/Limited Partnership
Madison Motel Associates                     Wisconsin/General Partnership
183 Hotel Associates, Ltd.                     Texas/Limited Partnership
Richmond Williamsburg Associates, Ltd.         Texas/Limited Partnership
455 Meadowlands Associates, Ltd.               Texas/Limited Partnership
DFW South I Limited Partnership                Texas/Limited Partnership
Lake Buena Vista Partners, Ltd.               Florida/Limited Partnership

                                 SCHEDULE 6(n)


                              OPERATIVE DOCUMENTS


(1) Participating Lease between the Operating Partnership and AGH Leasing, L.P. (Holiday Inn Park Center Plaza).

(2) Participating Lease between the Operating Partnership and AGH Leasing, L.P. (Holiday Inn Mission Valley).

(3) Participating Lease between the Operating Partnership and AGH Leasing, L.P. (Days Inn Ocean City).

(4) Participating Lease between the Operating Partnership and AGH Leasing, L.P. (Le Baron Airport Hotel).

(5) Participating Lease between the Operating Partnership and AGH Leasing, L.P. (Best Western Albuquerque Airport Hotel).

(6) Participating Lease between the Operating Partnership and AGH Leasing, L.P. (Holiday Inn Resort Monterey).

(7) Participating Lease between the Operating Partnership and AGH Leasing, L.P. (Hilton Hotel Durham).

(8) Participating Lease between 2929 Williams Limited Liability Company and AGH Leasing, L.P.

(9)    Participating Lease between 3100 Glendale Joint Ventures and AGH Leasing,
       L.P.

(10)   Participating Lease between MDV Limited Partnership and AGH Leasing, L.P.

(11)   Participating Lease between Madison Motel Associates and AGH Leasing,
       L.P.

(12)   Participating Lease between 183 Hotel Associates, Ltd. and AGH Leasing,
       L.P.

(13) Participating Lease between Richmond Williamsburg Associates, Ltd. and AGH Leasing, L.P.

(14) Participating Lease between DFW South I Limited Partnership and AGH Leasing, L.P.

(15) Participating Lease between 455 Meadowlands Associates, Ltd. and AGH Leasing, L.P.

(16) Participating Lease between Lake Buena Vista Partners, Ltd. and AGH Leasing, L.P.

(17) Proposed Participating Lease between the Operating Partnership and AGH Leasing, L.P. (Radisson Arlington Heights).

(18) Proposed Participating Lease between the Operating Partnership and AGH Leasing, L.P. (Four Points by Sheraton).

(19) Proposed Participating Lease between the Operating Partnership and AGH Leasing, L.P. (Sheraton Key Largo).

(20) Proposed Participating Lease between the Operating Partnership and AGH Leasing, L.P. (French Quarters Suites Hotel).

(21) The sixteen Management Agreements between AGH Leasing, L.P. and American General Hospitality, Inc. with respect to each Current Hotel.

(22) The three Proposed Management Agreements between AGH Leasing, L.P. and American General Hospitality, Inc. with respect to three of the Proposed Acquisition Hotels.

(23) The Proposed Wyndham Management Agreement between AGH Leasing, L.P. and Wyndham Hotel Corporation with respect to the Four Points Sheraton Hotel.

(24) Lease Master Agreement between the Operating Partnership and AGH Leasing, L.P.

(25) The Partners' Guarantee in favor of the Operating Partnership by the limited partners of AGH Leasing, L.P.

(26) Pledge Agreement between the limited partners of AGH Leasing, L.P., and the Operating Partnership.

(27) Management Company Master Agreement among AGH Leasing, L.P., the Company, Steven D. Jorns and Bruce G. Wiles.

(28) Second Amendment to Stock Restriction Agreement by and among AGHI and its shareholders.

(29) Amended and Restated Agreement of Limited Partnership of the Operating Partnership.

(30) Assignment Agreement between AGH Leasing, L.P. and the Operating Partnership regarding the Management Company Master Agreement.

(31) Supplemental Representations, Warranties and Indemnity Agreement, among the Operating Partnership, the Company and the other persons a party thereto.

(32) Exchange Rights Agreement among certain partners of the Operating Partnership, the Operating Partnership and the Company.

(33) Registration Rights Agreement among certain partners of the Operating Partnership and the Company.

(34) Lock-up Agreement among certain partners of the Operating Partnership and the Operating Partnership.

(35)   American General Hospitality Corporation 1996 Incentive Plan.

(36) American General Hospitality Corporation Non-Employee Directors' Incentive Plan.

(37) Employment Agreements between the Company and each of its executive officers.

(38)   Shared Services Office Space Agreement between the Company and AGHI.

(39) Option Agreement and Right of First Offer/Refusal between 1815 Hotel Associates Limited Partnership and the Operating Partnership (with respect to the Durham, North Carolina Option Hotels).

(40) Option Agreement and Right of First Offer/Refusal between Broadway Morrison Limited Partnership and the Operating Partnership (with respect to the Boise, Idaho Option Hotel).

(41) Master Alliance Agreement, dated as of January 9, 1997, by and among American General Hospitality Corporation, the Operating Partnership, WHC Franchise Corporation and WHC Development Corporation.

                                                                    EXHIBIT 8(c)

                         [Form of Battle Fowler opinion
                                  pursuant to
                            Underwriting Agreement]



                               February __, 1997



Smith Barney Inc.
Montgomery Securities
Legg Mason Wood Walker, Incorporated
Prudential Securities Incorporated
The Robinson-Humphrey Company, Inc.
As Representatives of the Several Underwriters
c/o Smith Barney Inc.
333 West 34th Street
New York, New York  10001


       Re: American General Hospitality Corporation Public Offering of 5,500,000 shares of Common Stock, $0.01 par value per share, pursuant to Registration Statement on Form S-11 (Registration No. 333-19585)
            --------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to American General Hospitality Corporation, a Maryland corporation (the "Company"), and American Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), in connection with the sale by the Company today of an aggregate of 5,500,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company pursuant to that certain Underwriting Agreement, dated February __, 1997 (the "Underwriting Agreement"), between the Company and Smith Barney Inc., Montgomery Securities, Legg Mason Wood Walker, Incorporated, Prudential Securities Incorporated and The Robinson-Humphrey Company, Inc., as the Representatives (the "Representatives") of the several Underwriters

(together with the Representatives, the "Underwriters") listed in Schedule I to the Underwriting Agreement.

          This opinion is being furnished pursuant to Section 8(c) of the Underwriting Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

          In connection with this opinion, we have examined the following materials:

          (a) the Registration Statement of the Company on Form S-11 (File No. 333-19585) relating to the Shares and Amendments Nos. 1, 2, and 3 thereto (said registration statement in the Form in which it became effective being hereinafter called the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the General Rules and Regulations promulgated thereunder (the "Rules and Regulations");

          (b) the final prospectus relating to the offer and sale of the Shares, dated February __, 1997 (the "Effective Date"), filed via EDGAR with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the "Prospectus") on February __, 1997;

          (c) a memorandum to the file regarding telephonic confirmation from the staff of the Commission of the effectiveness of the Registration Statement;

          (d) the Articles of Incorporation of the Registrant and the Second Amended and Restated Articles of Incorporation of the Company (the "Charter"), as certified by the State Department of Assessments and Taxation of the State of Maryland as of a recent date, as being a true and complete copy of such document as filed in the office of the State Department of Assessments and Taxation (the "SDAT");

          (e) the Articles of Incorporation of AGH GP, Inc., a Nevada corporation ("AGH GP"), and AGH LP, Inc., a Nevada corporation ("AGH LP" together with AGH GP the "Corporate Subsidiaries"), as certified by an officer of State of the State of Nevada as of a recent date as being a true and complete copy of such documents as filed in such office;

          (f) the Certificate of Limited Partnership, as amended (the "Partnership Certificate"), of the Operating Partnership, as certified as of a recent date by the Secretary of State of the State of Delaware as of a recent date as being a true and correct copy of such document as filed in the office of the Secretary of State;

          (g) (i) the Limited Partnership Formation Agreement of the Operating Partnership, dated April 9, 1997, and (ii) the Amended and Restated Agreement of Limited Partnership (the "Operating Partnership Agreement") of the Operating Partnership, dated as of February __, 1997, each as certified by the Secretary of AGH GP, as general partner of the Operating Partnership, on the date hereof as being complete, correct and in effect;

          (h) the partnership agreement, as amended, of each partnership other than the Operating Partnership (collectively, the "Partnership Subsidiaries") that is identified as a Property Partnership in Schedule I hereto, in each case, as certified by a general partner of such partnership as of the date hereof as being complete, correct and in effect;

          (i) the operating agreement, as amended, and the Certificate of Formation, as amended, of each of the limited liability companies identified on
Schedule I hereto (the "LLC Subsidiaries") as certified by the Secretary of State of the State of Delaware on the date indicated on such certificate as being a true and complete copy of such document as filed in such office (LLC Subsidiaries, the Corporate Subsidiaries and the Partnership Subsidiaries, the "Subsidiaries");

          (j) the Certificate of Incorporation of AGHL GP, Inc., a Delaware corporation ("AGHL GP"), as certified as of a recent date by the Secretary of State of the State of Delaware as being a true and correct copy of such document as filed in the office of the Secretary of State;

          (k) the Certificate of Limited Partnership of AGHL Leasing, L.P., a Delaware limited partnership (the "Lessee"), as certified as of a recent date by the Secretary of State of the State of Delaware as being a true and correct copy of such document as filed in the office of the Secretary of State;

          (l) the Bylaws of the Company, each Corporate Subsidiary and AGHL GP, as certified by an officer of the Company or such Corporate Subsidiary or AGHL GP, as the case may be, as of the date hereof as being complete, correct and in effect;

          (m) certificates of good standing issued by the States of Maryland, Delaware, Nevada, Texas and Florida, as indicated on Schedule I hereto;

          (n) with respect to the Company, the Operating Partnership and the Subsidiaries, the foreign qualification certificates issued by the States of California, Louisiana, Ohio, Maryland, Wisconsin, New Jersey, Virginia, New Mexico, Texas, North Carolina and Florida, each as indicated on Schedule I hereto;

          (o) with respect to the Lessee and AGHL GP, foreign qualification certificates issued by the states of California, Maryland, New Mexico, Louisiana, Ohio, Wisconsin, Virginia, New Jersey and Texas, each as indicated on
Schedule I hereto;

          (p) the record/minute book of the Company as certified by an officer of the Company as of the date hereof as being complete, correct and in effect;

          (q) the record/minute book of each Corporate Subsidiary, as certified by an officer of such Corporate Subsidiary as of the date hereof as being true and complete and in effect;

          (r) the record/minute book of AGH SECAUCUS LLC, as certified by a member of AGH SECAUCUS LLC as of the date hereof as being complete, correct and in effect;

          (s) the record/minute book of AGH UPREIT LLC, as certified by a member of AGH UPREIT LLC as of the date hereof as being complete, correct and in effect;

          (t) the record/minute book of AGH DFW South, LLC, as certified by a member of AGH DFW South, LLC as of the date hereof as being complete, correct and in effect;

          (u) the record/minute book of AGHL GP, as certified by an officer of AGHL GP as of the date hereof as being complete, correct and in effect;

          (v) the minute books, stock books and stock transfer ledgers of the Company and each Corporate Subsidiary and AGHL GP and the organizational record books of each LLC Subsidiary and Partnership Subsidiary as made available for inspection by the Company;

          (w) a certificate of an officer of the Company and of each Subsidiary and AGHL GP, dated as of the date hereof, as to the incumbency and signatures of certain officers of the Company or such Subsidiary or AGHL GP;

          (x) the other documents listed as exhibits to the Registration Statement and incorporated by reference thereto;

          (y)  an executed copy of the Underwriting Agreement;

          (z) an executed copy of each of the agreements listed on Schedule II hereto (the "Operative Documents") and a copy of the form of each of the agreements listed on Schedule II-A hereto (the "Proposed Operative Documents"); and

          (aa) the other instruments and documents delivered at today's closing, including certificates or telegrams of public officials as to matters set forth therein and certificates of representatives of the Company as to matters set forth therein.

          In rendering this opinion, we have assumed the capacity to sign and the genuineness of all signatures of all persons executing agreements, instruments or documents examined or relied upon by us, the authenticity of all agreements, instruments or documents submitted to us as originals and the conformity with the original agreements, instruments or documents of all agreements, instruments or documents submitted to us as copies.

          We have also assumed (a) as to all parties other than the Company, the Operating Partnership, the Subsidiaries, the Lessee, American General Hospitality, Inc., a Texas corporation ("AGHI") AGHI, and AGHL GP, the due authorization, execution, acknowledgement as indicated thereon and delivery of documents referred to herein, and the validity, binding effect and enforceability thereof against all parties thereto other than the Company, the Operating Partnership, the Subsidiaries, the Lessee, AGHI and AGHL GP, (b) that the Company will apply the net proceeds of the sale of the Shares in the manner described in the Prospectus, and (c) that each of the Underwriters has full power, authority and legal right, under its charter and other governing documents and all applicable laws to execute, deliver and perform their respective obligations under the Underwriting Agreement and the other documents referred to herein to which it is a party. We have further assumed that the consideration required to be paid for the issuance of the Shares and the outstanding shares of stock of the Company pursuant to the resolutions of the Board of Directors of the Company including authorizing the issuance of those securities has in fact been paid to and received by the Company.

          With respect to matters of fact, we have relied upon the written statements and certificates of officers of the Company, AGH GP (on behalf of the Operating Partnership), AGHL GP (on behalf of the Lessee), and authorized representatives of the members of the LLC Subsidiaries and the general partners of the Partnership Subsidiaries (referred to herein as the "Officer's Certificate"), representations made by the Company, the Operating Partnership and the Corporate Subsidiaries in the Underwriting Agreement, and certificates of public officials. Where matters are stated to be "to the best of our knowledge" or "known to us," our knowledge is limited to the actual knowledge of those attorneys in our office who have directly participated in this engagement, their review of documents provided to us by the Company, the Operating Partnership and the Subsidiaries in connection with this engagement and inquiries of officers of the Company, the Operating Partnership and the Corporate Subsidiaries, the results of which are reflected in the Officer's Certificate. We have not independently verified the accuracy of the matters set forth in the written statements or certificates upon which we have relied, including the organization, existence, good standing, assets, business or affairs of the Company, the Operating Partnership, or any Subsidiary, nor have we undertaken any lien, intellectual property, suit or judgment searches or searches of court dockets in any jurisdiction.

          Insofar as our opinion relates to matters of Maryland law in paragraphs 1, 4, 6, 8 and 14 below we have relied exclusively upon, and such opinions are subject to the limitations and assumptions contained in, the opinion of Ballard Spahr Andrews & Ingersoll, dated the date hereof, a copy of which is attached hereto as Exhibit A.
                            ---------

          Insofar as our opinion relates to matters of Ohio, Wisconsin, Texas, Nevada, Florida, North Carolina, Georgia, California or Illinois law, in paragraphs 3, 5, 6, 8 and 11, we have relied exclusively upon, and such opinions are subject to the limitations and assumptions contained in, the opinion of McDonald, Hopkins, Buske & Harber Co., Foley & Lardner, Kane, Russell, Coleman & Logan, McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP, [North Carolina counsel], [Georgia counsel], [California counsel] and [Illinois counsel] copies of which are attached hereto as Exhibit B, Exhibit C, Exhibit D,
                                                ---------  ---------  ---------
Exhibit E, Exhibit F, Exhibit G, Exhibit H and Exhibit I, respectively.
---------  ---------  ---------  ---------     ---------

          Statements in this opinion as to the legality, validity, binding effect or enforceability of agreements, instruments and documents are subject
(i) to limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, fraudulent conveyance, insolvency and other similar laws and related court decisions of general application relating to or affecting creditors' rights generally, (ii) to equitable principles limiting the availability of equitable remedies, and (iii) as to rights to indemnity, to limitations that may exist under federal and state laws or the public policy underlying such laws.

          Except for the opinions set forth in paragraphs 1 through 15 below, we express no opinions and no opinions should be implied.

          We are not admitted to practice law in any jurisdiction other than the State of New York and we do not express any opinion as to the laws of any states or jurisdictions except as to New York law, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the Federal law of the United States of America.

          Upon the basis of and subject to the foregoing and solely in reliance thereon, we are of the opinion that:

          1. All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights under the Maryland General Corporation Law. The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive or similar statutory rights. The stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

          2. To the best of our knowledge, except as described in the Prospectus or the Registration Statement (or any amendment or supplement thereto), there are no outstanding options, warrants or other written rights calling for the issuance of, or any written commitment, plan or arrangement to issue any stock of the Company or any security convertible into or exchangeable for stock of the Company.

          3. Each of the Operating Partnership, the Subsidiaries, the Lessee and AGHI is a corporation, limited partnership, general partnership or limited liability company duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation with full corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business as described in the Registration Statement and the Prospectus requires such registration or qualification; except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or results of operations of the Company, Operating Partnership, the Lessee, AGHI or any Subsidiary, respectively.

          4. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT with full corporate power to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business as described in the Registration Statement and the Prospectus requires such registration or qualification; except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or results of operations of the Company.

          5. All of the outstanding limited partnership interests of the Operating Partnership and the Lessee were created under the agreements forming the Operating Partnership and the Lessee, as the case may be. All of the outstanding shares of capital stock of the Corporate Subsidiaries and AGHI have been duly authorized and validly issued. To the best of our knowledge, based solely on a review of the documents referred to in clauses (f) and (g) above, after giving effect to the Offering, AGH GP will be the record owner of a 1% interest, as a general partner in the Operating Partnership, and AGH LP will be the record owner of a [86.9]% interest, as a limited partner in the Operating Partnership. To the best of our knowledge, except as described in the Registration Statement and the Prospectus (or any amendment or supplement thereto), there are no outstanding options, warrants or other written rights calling for the issuance of, or any written commitment, plan or arrangement to issue, any equity interest or any membership interest in the Operating Partnership, the Corporate Subsidiaries or the Lessee, or any security convertible into, or exchangeable or exercisable for, any such interests in the Operating Partnership or the Corporate Subsidiaries or the Lessee.

          6. Except as set forth on Schedule 6 hereto, with respect to the Company, the Operating Partnership, the Subsidiaries, the Lessee and AGHI, neither the issuance and sale of the Shares, the execution, delivery or performance of the Underwriting Agreement and the Operative Documents (other than the Proposed Operative Documents, solely in the case of subparagraph (i) below, and in the case of subparagraph (ii) below assuming the due authorization, execution and delivery of Proposed Operative Documents by each of the parties thereto) nor the consummation of the transactions contemplated thereby by the Company, or the Subsidiaries, the Lessee or AGHI, as applicable,
(i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as has been obtained for the registration of the Shares under the Act and the Securities Exchange Act of 1934, as amended, and state securities or Blue Sky laws of various jurisdictions and clearance by the National Association of Securities Dealers ("NASD") in connection with the purchase and sale of the Shares by the Underwriters (as to which we express no opinion)) (except that no opinion is given with respect to liquor laws, statutes, rules or regulations), (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under the Charter or the certificate or articles of incorporation, or bylaws, partnership agreement or other organizational documents, of any of such entities or (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument known to us to which any of such entities is a party or by which any of them or any of their respective properties may be bound, which in each case has been filed as an exhibit to the Registration Statement or incorporated by reference as an exhibit to the Registration Statement, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to any of such entities, any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of such entities pursuant to the terms of any agreement or instrument known to us, which in each case has been filed as an exhibit to the Registration Statement, to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except that no opinion is given with respect to the indemnification and contribution provisions of the Underwriting Agreement or the requirements of state securities or Blue Sky laws.

          7. The offers and sales of units of limited partnership interests by the Operating Partnership, and the offers and sales by the Company of shares of Common Stock prior to the Effective Date as described in the Registration Statement and the Prospectus, were either duly registered or exempt from the registration requirements of the Act and, to the extent applicable, New York Blue Sky laws.

          8. The execution and delivery of, and the performance by the Company, the Corporate Subsidiaries and the Operating Partnership of their respective obligations under, the Underwriting Agreement are within the corporate or partnership power and authority of each such entities and have been duly and validly authorized by the Company, the Corporate Subsidiaries and the Operating Partnership, and the Underwriting Agreement has been duly executed and delivered by the Company, the Corporate Subsidiaries and the Operating Partnership.

          9. Except as described in the Registration Statement and the Prospectus and to the best of our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person or entity the right to require the registration of any shares of Common Stock or any other securities of the Company because of the filing of the Registration Statement or sale of the Shares as contemplated by the Underwriting Agreement.

          10. After giving effect to the Offering and the use of proceeds from sale of the Shares as described in the Registration Statement and Prospectus, neither the Company, the Operating Partnership nor any of the Subsidiaries is required to be registered under the Investment Company Act of 1940, as amended.

          11. Each Operative Document (other than the Proposed Operative Documents) to which the Company, the Operating Partnership, the Subsidiaries, and the Lessee is a party has been duly authorized and executed by such entity. Each of the Operative Documents (other than the Proposed Operative Documents and the Operative Document identified as Item (12) on Schedule II) constitutes a valid and binding obligation of the parties thereto enforceable against each in accordance with the terms thereof. Assuming the due authorization, execution and delivery of each of the Proposed Operative Documents by the parties thereto, will be valid and binding obligations of the parties thereto, enforceable against each in accordance with the terms thereof.

          12. To the best of our knowledge, there are no legal actions, suits or court proceedings pending or threatened against the Company, or any of the Subsidiaries or the Lessee, or any of their respective partners, directors or officers in their capacity as such, or to which any of the Current Hotels (as defined in the

Prospectus) is subject, that are of a character which are required to be described in the Registration Statement or the Prospectus but are not described as required. To the best of our knowledge, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

          13. At the Effective Date, the Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial, accounting and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement, as to which we do not express any opinion) comply as to form in all material respects with the requirements of the Act, except that we express no opinion as to the form of exhibits to the Registration Statement, or to the accuracy, completeness or fairness of the statements contained in the Registration Statement, except to the extent set forth in paragraph 14 hereof and the third paragraph immediately following paragraph 14.

          14. The descriptions of agreements that are summarized under the captions "The Hotels -- The Participating Leases," "The Hotels -- The Management Agreements" and "Partnership Agreement," contained in the Registration Statement and the Prospectus conform in all material respects to the provisions of such agreements and each such description, respectively, fairly presents the information contained therein. The statements under the captions "Description of Capital Stock," "Certain Provisions of Maryland Law and the Company's Charter and Bylaws," "Shares Available For Future Sale" and "Federal Income Tax Considerations" (other than statements regarding Texas tax considerations under the subcaption "-- Other Tax Considerations") to the extent they constitute matters of law, descriptions of statutes, rules or regulations, or legal conclusions, each, respectively, fairly presents in all material respects the information disclosed therein.

          We have been advised by the New York Stock Exchange, Inc. that the Shares are duly authorized for listing, subject to official notice of issuance.

          We have been advised by the staff of the Commission that the Registration Statement and all post-effective amendments, if any, have become effective under the Act as of _____ __, 1997 and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission, and any required filing of the Prospectus.

          In addition, we have participated in certain conferences with officers and other representatives of the Company, the Operating Partnership, the Subsidiaries, the Lessee, representatives of the Company's independent accountants and with you and your representatives and counsel in connection with the preparation of the Registration Statement at which the contents of the Registration Statement, and the Prospectus therein and related matters were discussed and, although we have not verified independently and, therefore, do not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, nothing has come to our attention during the course of the above-described process that has caused us to believe that the Registration Statement at the time the Registration Statement became effective, or the Prospectus, as of its date and the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than information omitted therefrom in reliance on Rule 430A under the Act), except that we express no opinion, view or belief with respect to the financial statements and the notes thereto and the schedules and the other financial, accounting or statistical data included in or excluded from the Registration Statement or the Prospectus.

          This opinion is being rendered to you for your sole use and may not be made available to or relied upon by any other person, firm or entity without our express prior written consent.

                                         Very truly yours,

                                   Schedule I
                                   ----------

                                                                               STATUS OF FOREIGN
                                                                                QUALIFICATION/
ENTITY                               OWNERSHIP           STATE OF FORMATION      REGISTRATION
---------------------------  --------------------------  ------------------    -----------------



The Company
-----------

American General             Public Shareholders              Maryland             Texas
 Hospitality Corporation

The Operating Partnership
-------------------------

American General             [86.9]% AGH LP, Inc.             Delaware          California
 Hospitality Operating       1% AGH GP, Inc.                                     Maryland
 Partnership, L.P.           (general partner)                                  New Mexico
                                                                              North Carolina
                                                                                 Louisiana
                                                                                   Ohio
                                                                                 Wisconsin
                                                                                   Texas



LLC Subsidiaries
----------------

AGH UPREIT LLC               99% Operating Partnership        Delaware            Florida
                             1% The Company                                      Louisiana
                                                                                   Ohio
                                                                                 Wisconsin
                                                                                 Virginia
                                                                                   Texas

AGH SECAUCUS LLC             99% Operating Partnership        Delaware          New Jersey
                             1% The Company

AGH DFW South LLC            99% Operating Partnership        Delaware             Texas
                             1% The Company

2929 Williams Limited        99% Operating Partnership        Delaware           Louisiana
 Liability Company           1% AGH UPREIT LLC


Corporate Subsidiaries
----------------------

AGH GP, Inc.                 100% The Company                  Nevada           California
                                                                                 Maryland
                                                                                New Mexico
                                                                                 Louisiana
                                                                                   Ohio
                                                                                 Wisconsin
                                                                                   Texas

AGH LP, INC.                     100% The Company              Nevada              ____

                                                                               STATUS OF FOREIGN
                                                                                QUALIFICATION/
 ENTITY                               OWNERSHIP           STATE OF FORMATION     REGISTRATION
---------------------------  --------------------------  ------------------    -----------------


Partnership Subsidiaries
------------------------

3100 Glendale Joint             99% Operating Partnership     Ohio          ____
Venture (Ohio General               1% AGH UPREIT LLC
 Partnership)

MDV Limited                     99% Operating Partnership     Texas      Louisiana
 Partnership (Texas                 1% AGH UPREIT LLC
 limited partnership)               (general partner)



Madison Motel                   99% Operating Partnership   Wisconsin       ____
 Associates (Wisconsin              1% AGH UPREIT LLC
 general partnership)


183 Hotel Associates, Ltd.      99% Operating Partnership     Texas         ____
 (Texas limited partnership)        1% AGH UPREIT LLC
                                    (general partner)


Richmond Williamsburg           99% Operating Partnership     Texas       Virginia
 Associates, Ltd. (Texas            1% AGH UPREIT LLC
 limited partnership)               (general partner)



455 Meadowlands                 99% Operating Partnership     Texas      New Jersey
Associates, Ltd. (Texas              1% AGH SECAUCUS
 limited  partnership)            LLC (general partner)

DFW South I Limited             99% Operating Partnership     Texas         ____
Partnership (Texas                 1% AGH DFW South LLC
 limited partnership)               (general partner)

Lake Buena Vista Partners,      99% Operating Partnership    Florida        ----
 Ltd. (Florida Limited              1% AGH UPREIT LLC
 Partnership)                       (general partner)


The Lessee
----------
ENTITY                               OWNERSHIP           STATE OF FORMATION  STATUS OF FOREIGN
---------------------------  --------------------------  ------------------   QUALIFICATION/
                                                                               REGISTRATION
                                                                             -----------------
AGH Leasing, L.P.               99% Primary Contributors    Delaware               California
 (Delaware limited              1% AGHL GP, Inc.                                    Florida
 partnership)                   (general partner)                                  Maryland
                                                                                  New Mexico
                                                                                  Louisiana
                                                                                North Carolina
                                                                                     Ohio
                                                                                  Wisconsin
                                                                                   Virginia
                                                                                  New Jersey
                                                                                    Texas



AGHL GP
-------
AGHL GP, Inc.                   100% Primary Contributors   Delaware              California
                                                                                   Florida
                                                                                   Maryland
                                                                                  New Mexico
                                                                                  Louisiana
                                                                                     Ohio
                                                                                  Wisconsin
                                                                                   Virginia
                                                                                  New Jersey
                                                                                    Texas
-------------------------------------------------------------------------------------

                                  Schedule II
                                  -----------

                             OPERATIVE DOCUMENTS*



  (1)  Participating Lease, as amended, between the Operating Partnership and AGH Leasing, L.P.
       (Hilton Hotel - Durham) (NC Law).

  (2)  Participating Lease, as amended, between Lake Buena Vista Partners, Ltd. and AGH Leasing,
       L.P. (Days Inn Lake Buena Vista) (FL Law).

  (3)  Participating Lease, as amended, between the Operating Partnership and AGH Leasing L.P.
       (Holiday Inn Resort Monterey) (CA Law).

  (4)  The three Management Agreements, as amended, between AGH Leasing, L.P. and American
       General Hospitality, Inc. with respect to the Acquired Hotels (Days Inn Lake Buena Vista,
       Holiday Inn Resort Monterey and Hilton Hotel - Durham) (TX Law).

  (5)  Form of Participating Lease, as amended, between the Operating Partnership and AGH Leasing,
       L.P. (Radisson Hotel Arlington Heights) (IL Law).

  (6)  Form of Participating Lease, as amended, between the Operating Partnership and AGH Leasing,
       L.P. (Four Points by Sheraton and French Quarter Suites) (GA Law).

  (7)  Hotel Purchase Agreement by and between SNA of Georgia, Inc. and American General
       Hospitality Operating Partnership, L.P. (Four Points by Sheraton) (GA Law).

  (8)  Hotel Purchase Agreement by and between SKL of Florida, Inc. and American General
       Hospitality Operating Partnership, L.P. (Sheraton Key Largo) (FL Law).

  (9)  Hotel Purchase Agreement by and between French Quarter Suites, Inc. and American General
       Hospitality Operating Partnership, L.P. (French Quarter Suites Hotel) (GA Law).

 (10)  Hotel Purchase Agreement by and between American General Hospitality Operating Partnership,
       L.P. or its Assigns and I-90 Hotel, Inc. and ACQ, Inc. (Radisson Hotel Arlington Heights)
       (IL Law).

 (11)  Master Alliance Agreement by and among American General Hospitality Corporation, American
       General Hospitality Operating Partnership, L.P. and  WHC Franchise Corporation, WHC
       Development Corporation (TX Law).
 (12)  Amended and Restated Agreement of Limited Partnership of the Operating Partnership (DE Law).
-----------------------------------------------------------------------------------------------------

                                 Scheduled II-A
                                 --------------

                        PROPOSED OPERATIVE DOCUMENTS*


 (1)  Form of Participating Lease, as amended, between the Operating Partnership and AGH Leasing,
      L.P. (Radisson Hotel Arlington Heights) (IL Law).
 (2)  Form of Participating Lease, as amended, between the Operating Partnership and AGH Leasing,
      L.P. (Four Points by Sheraton and French Quarter Suites) (GA Law).


--------------------
 (1) Unless otherwise defined, defined terms used in Schedule II and Schedule II-A shall have such meaning ascribed such term in the Prospectus.